                         AGREEMENT OF SALE AND PURCHASE


         This Agreement is made this 18th day of AUGUST, 1997, by and between:

1.       PARTIES.  Seller:          STEEL CITY PRODUCTS, INC.,
                                    a Delaware Corporation
                                    630 Alpha Drive, RIDC Park
                                    Pittsburgh, PA  15238

                                      AND

                     Buyer: BEARING SERVICE COMPANY OF PENNSYLVANIA, a Pennsylvania Corporation, or its assignee, 500 Dargan Street
                                    Pittsburgh, PA   15224

2. SALE. Seller will grant and convey to Buyer by deed of special warranty fee simple title to the land described in Paragraph 3 with the appurtenances (the "Real Estate"). Title to the Real Estate will be good and marketable and will be free and clear of all liens and encumbrances. Title to the Real Estate will be insurable by any licensed title insurance company at regular rates.

3.       REAL ESTATE DESCRIPTION.  The Real Estate is described as follows:

         630 Alpha Drive, RIDC Park, O'Hara Township, Allegheny County, Pennsylvania, more fully described on the attached Exhibit "A".

4. PURCHASE PRICE. Buyer will purchase the Real Estate and pay to Seller the sum of TWO MILLION EIGHT HUNDRED FIFTY THOUSAND ($2,850,000.00) DOLLARS, payable as follows:

         A.       Hand money upon signing this Agreement
                  to be held in escrow by Hill Cleary
                  & Associates.                                    $  75,000.00

         B.       Additional hand money upon completion
                  of inspections pursuant to Paragraph
                  17 to be held in escrow by Hill
                  Cleary & Associates.                             $  65,000.00

         C.       The balance by cashier check or
                  certified funds on delivery of deed.            $2,710,000.00

The Purchase Price shall be allocated as follows: $550,000.00 to land, and $2,300,000.00 to the building.

5. SETTLEMENT. Settlement will be held in Allegheny County, Pennsylvania on December 31, 1997. If settlement is not completed by this date either party will then have the right to declare time to be of the essence by giving notice to the other party. The notice will state that time is of the essence and will fix the time, date, and place of settlement. The date fixed may not be earlier than 15 days or later than 30 days following the effective date of giving such notice.

6. PRORATION ITEMS. (A) Real estate transfer taxes will be shared equally between Seller and Buyer; (B) real estate taxes will be prorated as of date of settlement; and (C) real estate taxes will be prorated on a calendar year basis for the calendar year of settlement based upon real estate taxes levied or estimated to be levied in that year by each taxing body without regard to the date of the levy or the fiscal year of the taxing body.

7. SELLER'S EXPENSE. Seller will pay the cost of deed preparation, title clearance, and reasonable charges for closing services and disbursements made on behalf of Seller.

8. POSSESSION. Possession of the Real Estate will be delivered to Buyer on date of settlement.

         RISK OF LOSS. Risk of loss of the Real Estate will remain upon Seller until settlement.

9. MAINTENANCE OF THE PROPERTY; BUYER'S OPTION. Seller will maintain and make all repairs needed to keep the Property in as good condition as it is now, except for ordinary wear and tear. Seller will deliver the Property to Buyer broom clean, free of debris. If a material change occurs in the physical condition of the Property which remains uncorrected before Buyer takes possession, Buyer will have the option to: (A) terminate this Agreement and upon termination all hand money will be returned immediately to Buyer after which the parties will be relieved of all obligations in this Agreement; or (B) proceed with this Agreement and pay the balance of the purchase price, and Seller will assign to Buyer any insurance proceeds to which Seller may be entitled as a result of the change in condition. To exercise this option Buyer will give notice to Seller before Settlement. If Buyer fails to give the notice, Buyer will be conclusively deemed to have chosen option (B).

10. EMINENT DOMAIN; BUYER'S OPTION. If any part of the Real Estate is taken by eminent domain before settlement, Seller will notify Buyer of the taking within 5 days, but not later than the settlement. Buyer will have the option to: (A) terminate this Agreement and upon termination all hand money will be returned immediately to Buyer after which the parties will be relieved of all obligations in this Agreement; or (B) proceed with this Agreement and pay the balance of the purchase price, and Seller will assign to Buyer the award, if any, to which Seller may be entitled. To exercise this option, Buyer will give notice to Seller before settlement. If Buyer fails to give the notice, Buyer will be conclusively deemed to have chosen option (B).




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



11. MUNICIPAL IMPROVEMENTS. Seller will pay any municipal claim against the Real Estate if the ordinance or resolution authorizing the work or improvement is adopted prior to this Agreement. Buyer will pay any municipal claim against the Real Estate if the ordinance or resolution authorizing the work or improvement is adopted on or after the date of this Agreement.

12.      DEFAULT.

         A. BY BUYER: If Buyer defaults Seller may elect to: (1) retain the hand money as liquidated damages as the parties agree that the hand money is a reasonable settlement of Seller's damages and is not a penalty; if Seller chooses this remedy, upon notice to Buyer, this Agreement will be terminated and the parties released of further liability; or (2) apply the hand money toward Seller's damages which may include, but are not limited to, loss of bargain, consequential damages and attorney's fees prior to default.

         B. BY SELLER: If Seller defaults Buyer may elect to: (1) rescind this Agreement and waive any claim for loss of bargain; and if Buyer chooses this remedy, Seller will cause to be paid to Buyer the hand money and the direct costs which Buyer incurred in the preparation for settlement, including, without limitation, title examination fees, mortgage loan fees and expenses, survey costs, inspection costs and attorney's fees prior to Seller's default; when Seller has made such payments in full to Buyer this Agreement will terminate; or (2) file an action in court for specific performance including consequential damages; or (3) file an action at law for damages for loss of bargain, Buyer's direct cost in preparation for settlement as set forth in subparagraph (1) of this paragraph B and consequential damages. Buyer may bring and continue either an action for specific performance or an action at law or both until final judgment.

13. UNDER AND SUBJECT. Buyer will take title to the Real Estate subject to the following so long as they do not adversely affect the present use of the Real Estate or at any time require removal or alteration of existing improvements; (A) building and use restrictions of record; (B) vehicular or pedestrian easements of record affect the Real Estate and being along the front, rear or side lot lines; (C) water, sewer, gas, electric, cable television, and telephone lines or easements therefor of record or as presently installed; (D) prior grants, reservations or leases of coal, oil, gas, or other minerals as shown by instruments of record; and (E) easements apparent upon inspection of the Real Estate.

14.      REPRESENTATIONS AND WARRANTIES OF SELLER.

         A.       Seller makes the following representations and warranties to
Buyer:

                  (1) Seller is a Corporation duly organized, validly existing, and in good standing under the laws of Delaware and is authorized to do business in Pennsylvania.

                  (2) There has not been filed by or against Seller a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver of trustee, under any state or federal law, nor has Seller made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors which petition, proceedings, assignment, or arrangement was not dismissed by final, unappealable order of the court or body having jurisdiction over the matter; and Seller is not insolvent and has not admitted in writing the inability to pay its debtors as they become due.

                  (3) Seller has the full and lawful unrestricted right and power to execute, deliver, and perform its obligations under this Agreement and to complete all transactions contemplated hereunder.



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



                  (4) There are no rights, options, or other agreements of any kind to purchase or otherwise acquire or sell or otherwise dispose of any of the Real Estate, or any interest therein, nor any claims to such rights, options, or other agreements.

                  (5) Seller has no notice of any proceedings or actions pending or threatened, which do or might limit or impair any powers, rights, or privileges of Seller, necessary to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (6) Seller has no notice of any claims, actions, suits, proceedings, or investigations, nor any order, decree, or judgment, in law or in equity, pending or in effect, or threatened or contemplated against, by or affecting Seller or the Real Estate, and Seller does not know or have reason to be aware of any basis for any other such claim, action, suit, proceedings, or investigation arising out of or related to the Real Estate.

                  (7) The Seller's execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and By-Laws of Seller, and no other action is required by law or otherwise, for such authorization; this Agreement is the legal, valid, and binding obligation of, and is enforceable against the Seller in accordance with its terms, except to the extent such enforcement may be affected by general principles of equity, or by bankruptcy and other laws affecting the rights of creditors generally; the execution and delivery of this Agreement and the compliance with the terms and conditions of this Agreement by Seller, will not breach or conflict with any of the terms, conditions, or provisions of any agreement or instrument to which either Seller is a party or by which either Seller or the Real Estate is, are, or may be bound, or constitute a default thereunder; and the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not, with or without the giving the notice or passage of time or both:

                           (a)      violate, conflict with, or result in the
breach of any terms or provisions of, or require any notice, filing, or consent under:

                                    (I)   the Articles of Incorporation and
                                          By-Laws of Seller; or

                                    (II)  any statutes, laws, rules, or
                                          regulations of any governmental body
                                          applicable to either Seller or the
                                          Real Estate; or

                                    (III) any judgment, decree, writ,
                                          injunction, order, or award of any
                                          arbitrator, court or governmental
                                          authority binding upon either
                                          Seller or the Real Estate;

                           (b)      conflict with, result in the breach of any
terms or provisions of, require any notice or consent under, give rise to a right of termination of, or constitute a default under, any agreement or instrument of any kind to which either Seller is a party or by which the Real Estate is bound; or

                           (c)      result in any lien, claim, encumbrance, or
restriction on the Real Estate.

                  (8) With respect to the Real Estate, as of the date of this
Agreement:

                           (a)      There is no action, suit, or proceeding
pending or, to the best of the actual knowledge of Seller, threatened against either Seller with respect to or arising out of the ownership, management, or operation of the Real Estate, in any court or before or by any federal, state, county, regional, or municipal department, bureau, commission, board, or agency or other governmental instrumentality.

                           (b)      Seller has not dealt with any broker, real
estate agent, or other intermediary in connection with the sale to Buyer of the Real Estate or any part thereof other than Hill Cleary & Associates and Seller hereby agrees to accept full responsibility for all fees, commissions, and other charges claimed by such brokers and agents not disclosed by Seller. Seller shall disclose in writing the identity of any Broker it has dealt with in connection with this transaction to Buyer other than Hill Cleary & Associates, if any.

                           (c)      Seller has not received any notice of any
legal requirement or deficiency concerning the Real Estate, nor any notice requiring any work, repairs, construction, or alteration of the Real Estate.

                           (d)      Subject to the provisions of Paragraph 13
the Real Estate at closing shall be is free of any lien, claim, charge, security interest, or encumbrance, and upon the delivery of the Deed, Buyer will be vested with good, marketable, and unencumbered title to the Real Estate. The real estate is encumbered by a mortgage which will be paid at or before closing.

                           (e)      Seller has no notice of any condemnation
proceedings pending or threatened against the Real Estate or any part thereof.

                           (f)      Seller has no notice of any violations of
any applicable laws, ordinances, rules, regulations, and requirements of all applicable governmental and regulatory authorities having jurisdiction thereof.

                           (g)      No assessments or notices thereof have been
made against or, to the best of the knowledge of the Seller, are threatened or proposed against the Real Estate or any part thereof, which has not been paid in full.

                           (h)      To the best knowledge, information, and
belief of Seller, no hazardous waste, hazardous or toxic materials or wastes, or products regulated by any law or ordinance or asbestos have been treated at, or disposed of by Seller on the Real Estate, and, to the best of Seller's knowledge, has never been treated, or disposed of on the Real Estate. Seller has stored inventory for resale in the normal course of its business on the premises, which inventory was prepackaged by the manufacturer and remained in its original packaging until resold. No other hazardous waste, toxic materials or products regulated by law or ordinance have been stored on the premises other than in the normal course of the automotive parts business of Seller.

                           (i)      To the best knowledge, information, and
belief of Seller, the Real Estate has not received special treatment that might result in claims for taxes related to the Real Estate or the recoupment thereof arising out of the conversion of its use.

                           (j)      Seller has no notice that its use of the
property (i) violates, or is alleged by any person or entity to violate, or is not in compliance, or is alleged by any person or entity not to be in compliance, with any land use, environmental, hazardous material and/or waste handling, storage, treatment, disposal or discharge laws or other laws, building codes, zoning or other ordinances, rules, or regulations, fire insurance regulations, state labor department regulations, or covenants, conditions, and restrictions whether federal, state, local, or private; and
(ii) there exists no violation, nor is there alleged by any person or entity to exist any violation, or any covenants or agreements of any kind with any governmental jurisdiction or private party purporting or acting to restrict in any way the individual use and/or severability of each lot from every other lot; and (iii) there has not occurred, nor has any person or entity alleged that there has occurred, upon the Real Estate, nor any part thereof, any spillage, leakage, discharge, or release into the air, soil, or groundwater of any hazardous materials, regulated wastes, petroleum products, toxic pollutants, PCB's.

                           (k)      Further, the Real Estate has full, complete
legal access to public roads over all existing driveways/entrances.

                           (l)      Gas, electric power, sanitary and storm
sewer and water facilities and all other utilities necessary for the intended use and operation of the property are available to and servicing the property in quantities satisfactory to service the property for its current use.

                           (m)      Seller has no notice of any asbestos or
asbestos containing materials on the Real Estate.

                           (n)      The zoning classification of the Real
Estate is Suburban Manufacturing, and the present use of the Real Estate is in compliance with all applicable zoning and planning laws.

                           (o)      Seller is in possession of the Real Estate
and no persons other than Seller have any right to possess or occupy the Real Estate pursuant to any lease or other agreement or operation of law.

                           (p)      Seller is the legal and equitable owner of
the real estate.

         B. Each of the representations and warranties of Seller and Buyer set forth herein, shall remain in effect for two (2) years. Upon termination of the two (2) year period, each representation and warranty shall terminate absolutely with full and final discharge of liability except to the extent that Buyer shall have given to the Seller written notice of a breach thereof within the two (2) year period specifying the facts constituting such alleged breach (to the extent Buyer has knowledge of such facts) and the loss then reasonably ascertainable (to the extent Buyer can reasonably ascertain such loss) as a consequence thereof.

15.  REPRESENTATIONS AND WARRANTIES OF BUYER.

         A. Buyer makes the following representations and warranties to Seller:

                  (1) Buyer is a Corporation duly organized, validly existing, and in good standing under the laws of Delaware and is authorized to do business in Pennsylvania.

                  (2) There has not been filed by or against Buyer a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver of trustee, under any state or federal law, nor has Buyer made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors which petition, proceedings, assignment, or arrangement was not dismissed by final, unappealable order of the court or body having jurisdiction over the matter; and Buyer is not insolvent and has not admitted in writing the inability to pay its debtors as they become due.

                  (3) Buyer has the full and lawful unrestricted right and power to execute, deliver, and perform its obligations under this Agreement and to complete all transactions contemplated hereunder.

                  (4) The Buyer's execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and By-Laws of Buyer, and no other action is required by law or otherwise, for such authorization; this Agreement is the legal, valid, and binding obligation of, and is enforceable against the Buyer in accordance with its terms, except to the extent such enforcement may be affected by general principles of equity, or by bankruptcy and other laws affecting the rights of creditors generally; the execution and delivery of this Agreement and the compliance with the terms and conditions of this Agreement by Buyer, will not breach or conflict with any of the terms, conditions, or provisions of any agreement or instrument to which either Buyer is a party or by which either Buyer or the Real Estate is, are, or may be bound, or constitute a default thereunder; and the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not, with or without the giving the notice or passage of time or both:

                           (a)      violate, conflict with, or result in the
breach of any terms or provisions of, or require any notice, filing, or consent under:

                                    (I)      the Articles of Incorporation and
                                             By-Laws of Buyer; or

                                    (II)     any statutes, laws, rules, or
                                             regulations of any governmental
                                             body applicable to either Buyer or
                                             the Real Estate; or

                                    (III)    any judgment, decree, writ,
                                             injunction, order, or award of any
                                             arbitrator, court or governmental
                                             authority binding upon either
                                             Buyer or the Real Estate;

                           (b)      conflict with, result in the breach of any
terms or provisions of, require any notice or consent under, give rise to a right of termination of, or constitute a default under, any agreement or instrument of any kind to which either Buyer is a party or by which the Real Estate is bound; or

                  (5) With respect to the Real Estate, as of the date of this Agreement, Buyer has not dealt with any broker, real estate agent, or other intermediary in connection with the purchase of Seller of the Real Estate or any part thereof other than Hill Cleary & Associates and Buyer hereby agrees to accept full responsibility for all fees, commissions, and other charges claimed by such brokers and agents not disclosed by Buyer. Buyer shall disclose in writing the identity of any Broker it has dealt with in connection with this transaction to Seller other than Hill Cleary & Associates, if any.

         B. Each of the representations and warranties of Seller and Buyer set forth herein, shall remain in effect for two (2) years. Upon termination of the two (2) year period, each representation and warranty shall terminate absolutely with full and final discharge of liability except to the extent that Buyer shall have given to the Seller written notice of a breach thereof within the two (2) year period specifying the facts constituting such alleged breach (to the extent Buyer has knowledge of such facts) and the loss then reasonably ascertainable (to the extent Buyer can reasonably ascertain such loss) as a consequence thereof.

16.  INDEMNIFICATION BY SELLER.

         (a) Subject to the limitations and exclusions set forth in Subsections 16 (c) and 16 (d) below, Seller agrees to indemnify Buyer against and in respect of the following:

                  (i) A material breach of any of the representations or warranties of Seller set forth in this Agreement;

                  (ii) Any and all of the following debts, liabilities and obligations of Seller, either direct or indirect, accrued, absolute, contingent or otherwise, and whether known or unknown, or due or payable, fixed or unfixed, choate or inchoate, liquidated or unliquidated, or secured or unsecured:

                           A.  those existing at or as of the Closing Date; and

                           B.  those arising from any contract or commitment
entered into or made, or any liabilities, acts, transactions, agreements, understandings or obligations incurred, by Seller (including without limitation obligations incurred prior to Closing as the result of any circumstance or state of facts which occurred or existing prior to Closing, such as a personal injury or property damage which is claimed to have occurred prior to Closing) on or before the Closing Date;

                  (iii) Any and all debts, liabilities and obligations of Seller for United States, state or local taxes, assessments, or similar charges, including interest and penalties with respect thereto (without regard to the time such taxes may accrue or be determined or assessed), which are attributable or related to, or covering any period prior to or during which the Closing occurs, for the portion thereof that ends on or before the close of business on the day of the completion of Closing, and arising out of the Property.

         (b) Seller also agrees to indemnify Buyer against and in respect of any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, costs and other expenses (including, without limitation, attorneys' fees and expenses, including those incurred in connection with appellate proceedings, and costs of investigation incurred in defending against or settling any of the foregoing or any amounts paid in settlement thereof) incident to any of the matters indemnified against under Subsection (a) of this Section 16.

         (c) Notwithstanding anything contained in this Section 16 to the contrary, the Buyer may not assert a claim against Seller pursuant to this
Section 16 unless and until Buyer has suffered damages in excess of $10,000 in the aggregate in connection with any claims Buyer may assert pursuant to this
Section 16, unless such claim is made in contravention of any of the representations or warranties of Seller in this Agreement in which event no minimum dollar amount shall apply.

         (d) The rights of the Buyer to indemnification under this Section 16 shall not be affected by the fact that Buyer should have known the true state of facts giving rise to such indemnification unless Buyer had actual knowledge of such facts independent of any information or disclosure provided to Buyer by either Seller, and the furnishing of any information to Buyer or any investigation by Buyer shall not affect Buyer's right to rely on any representations or warranties made herein.

         (e) If any action, suit or other proceeding shall be instituted or threatened against Buyer with respect to any matter as to which Seller shall have any indemnity obligation under this Section 16, said Buyer shall promptly notify Seller of the institution or threat of such proceeding and tender the defense of any such proceeding to Seller for conduct thereof by Seller (provided that Seller shall timely commence and diligently continue such defense) at Seller's sole expense. Said Buyer shall assist Seller to the extent Seller may reasonably request such assistance, but at the expense of Seller. Seller shall have the right to select counsel and take all other action as shall be deemed necessary and appropriate by Seller, provided, however, that if any party to any such proceeding shall create or impose any lien or encumbrance on any of the assets of the Buyer in respect of such proceeding (or if such creation or imposition is imminent) or if any judgment shall be entered which would result in Buyer being obligated to pay the same hereunder, Seller shall provide such bond or deposit or take such other action as shall be satisfactory to the Buyer to prevent the creation or imposition of any such lien, and to stay the execution of such judgment pending any appeal or other proceedings prior to final entry thereof, and provided, further, that Seller shall not settle or compromise any such action, suit or proceeding without the prior written consent of the Buyer unless at the time of such settlement or compromise and to Buyer's satisfaction, Seller shall satisfy, discharge, and release any and all liability of the Buyer resulting therefrom or an adequate reserve is established or sufficient funds are segregated by Seller to satisfy, discharge, and release any and all such liability. Should such adverse judgment become final and non-appealable, Seller shall promptly pay the same.

17.      CONTINGENCIES.

         A. Buyer and Seller acknowledge and agree that Buyer's obligation to complete closing hereunder is subject to the fulfillment of the following conditions precedent:

                  (1) The warranties and representations of Seller shall be true and correct in all material respects as of the closing date.

                  (2) Title Company has agreed to issue title insurance in accordance with the requirements of this Agreement, and Seller has agreed to execute any reasonable and customary documents requested by the title company, including a Seller's Affidavit.

                  (3) Buyer obtaining final, unappealed zoning approval for the use of the property as a manufacturing and office building in a manner acceptable to Buyer in its sole discretion.

                  (4) Buyer completing its due diligence inspection of the property and determining, in Buyers reasonable judgment, that the property is in a condition acceptable to Buyer. Without limiting the tests and inspections that Buyer may conduct, the parties agree that the following tests/inspections are contemplated: engineering studies (structural and mechanical), survey, Phase I Environment Audit, other environmental studies, termite/wood boring pest inspection.

                  (5) Seller delivering to Buyer all mechanical and architectural drawings related to the building, together with all reports concerning the condition of the building which Seller has in its possession.

         B. On or before September 22, 1997, Buyer shall deliver written notice to Seller that either:

                  1. Buyer waives any right that Buyer may have under paragraph 17.A.3., 17.A.4, and 17.A.5; or

                  2. The due diligence inspections as set forth in paragraph 17.A.4. hereof, reveal either a major defect in the property or that the property is incompatible with the Buyer's proposed use and that the Agreement is terminated on October 5, 1997. The notice shall specify any major defect and/or incompatibility and shall be accompanied by all available information relating to the results of the inspections and tests by Buyer.

                           a.       The term "Major Defect" shall mean:  (1)
any one defective condition which requires an expenditure of more than $20,000.00 to remedy; or (2) any condition which constitutes a violation of any applicable building or health code; or (3) the presence of any environmental condition which exceeds the acceptable standards of the United States Environmental Protection Agency or the Pennsylvania Department of Environmental Protection.

                           b.       The term "Incompatibility" shall mean any
condition which requires an expenditure of more than $125,000.00 to make the property compatible with the use intended by Buyer.

         C. If Buyer does not give written referred to in paragraph 17.B. on or before September 22, 1997, the Buyer waives any right that it may have under this section 17.

         D. A notice of termination given in accordance with paragraph 17.B.2. shall not be effective if on or before October 5, 1997 following receipt of notice from Buyer electing to terminate.

                           1.       Seller delivers to Buyer, a writing signed
by the Seller which contains: (a) Seller's agreement to remedy the Major Defects or Incompatibility at Seller's expense; (b) a description of how the remedy will be accomplished; (c) agreement of Seller that the remedy of the Major Defects and/or Incompatibility will be accomplished using materials which are consistent with the materials used in the construction of the property; and
(d) the agreement of the Seller that the remedy will be completed prior to the date of the settlement in paragraph 5. of this Agreement; or

                           2.       Seller agrees in writing to give Buyer
credit at settlement, an agreed amount required to remedy the major defect, or a credit for any amounts in excess of $125,000.00 necessary to resolve any "Incompatibility."

         E. If Buyer's election to terminate becomes effective, Buyer shall deliver to Seller on or before October 10, 1997, copies of any written reports of the inspections and tests made by Buyer. Unless Seller has advised Broker in writing that there is a dispute over the hand money and the nature of the dispute on or before October 12, 1997, then no dispute concerning the right to the hand money shall exist and Broker will pay the hand money to Buyer and Seller may sell the property free and clear of all claims by Buyer.

         F. Seller grants Buyer, its agents, employees and contractors the right to enter the Real Estate for the purpose of conducting any and all tests and inspections which Buyer desires to conduct. Buyer shall give Seller reasonable advance notice before entering the property or performing such tests.

         G. INDEMNIFICATION: Buyer agrees to (A) bear the cost and expense of any damage to the Property; and (B) indemnify, save, and hold Seller harmless from any claims for damage resulting from injury to persons or property which in either case results or arises from any act or omission by Buyer or Buyer's representatives, architects, engineers, or property inspectors in connection with inspections and tests made by or on behalf of Buyer.

18. BROKER COMMISSION. Seller shall pay a commission in connection with this sale to Hill Cleary & Associates.

19. COAL NOTICE. NOTICE - THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT TO SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. (This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any). Unless this notice is stricken, the deed for the Real Estate will contain this notice and will also contain, and Buyer will sign, the notice specified in the Bituminous Mine Subsidence and Land Conservation Act of 1966.

20. WAIVER OF TENDER. Formal tender of a deed for the Real Estate by Seller to Buyer is waived by Buyer. Formal tender of the balance of the purchase price by Buyer to Seller is waived by Seller.

21. NOTICES TO PARTIES. Any notice given by Seller to Buyer or by Buyer to Seller will be in writing. Any notices will be delivered either in the manner provided by law for the services of process in equity or by certified or registered mail to the receiving party at the address for the receiving party which appears on the first page of this Agreement. Any mailed notice will be deemed delivered to the receiving party on the second business day after mailing occurs.

22. COVENANT NOT TO RECORD/NONDISCLOSURE. Buyer will not record this Agreement and any recording of this Agreement by Buyer will constitute a default by Buyer under this Agreement. Further, the parties agree not to disclose the contents of this agreement or the terms of this transaction to any third party, other than each parties' respective legal counsel, accountant, advisor or real estate agent, provided the obligation of non-disclosure shall terminate at closing.

23. BINDING EFFECT. Seller and Buyer intend to be legally bound by this Agreement. All of its terms and conditions will extend to and be binding upon the parties to this Agreement and upon their respective heirs, executors, administrators, personal representatives, successors and assigns. Buyer has the unconditional right to assign his rights under this Agreement.




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


24. INTERPRETATION. This Agreement constitutes the entire contract between the parties and there are no other understandings, oral or written, relating to the sale and purchase of the Real Estate. This Agreement may not be changed, modified or amended, in whole or in part, except in another writing, signed by all parties. Wherever used in this Agreement, the singular will include the plural, the plural the singular, and the use of any gender will be applicable to all genders. Paragraph headings and italicized clauses are inserted for convenience only and will not form part of the text of this Agreement.

         IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.



ATTEST:                                 BEARING SERVICE COMPANY OF
                                          PENNSYLVANIA, BUYER


/s/ Franklin Blackotonet                /s/ William J. Burke
----------------------------            ---------------------------------------
       Secretary                            President





ATTEST:                                 STEEL CITY PRODUCTS, INC., SELLER


/s/ Karen A. Stempinski                 /s/ Robert M. Davies
----------------------------            ---------------------------------------
    Assistant Secretary                     President




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